                                                                     Exhibit (1)






                              EASTMAN KODAK COMPANY
                           (a New Jersey corporation)




                             UNDERWRITING AGREEMENT




                           STANDARD PROVISIONS (DEBT)




September 5, 2003

     From time to time, Eastman Kodak Company, a New Jersey corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

     The Company proposes to issue from time to time debt securities (the "Securities") to be issued pursuant to the provisions of the Indenture dated as of January 1, 1988 between the Company and The Bank of New York, as Trustee (the "Trustee"), as heretofore amended by a First Supplemental Indenture dated as of September 6, 1991, a Second Supplemental Indenture dated as of September 20, 1991, a Third Supplemental Indenture dated as of January 26, 1993 and a Fourth Supplemental Indenture dated as of March 1, 1993, and as may hereafter be further supplemented by supplemental indentures as provided in Article Nine of such indenture or as modified by resolutions of the Board of Directors as provided in Section 301 of such indenture (the indenture as so supplemented or modified being hereinafter referred to as the "Indenture"). The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or proposes to file with, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or proposed to be filed with, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

     The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Manager means the firm or firms designated as manager or managers of such Underwriters of such Offered Securities in the underwriting agreement relating thereto which will act as manager or managers and also refers to any Underwriters who act without any firm being designated as manager. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

     If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the commissions set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the Principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

     The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

     Payment for the Underwriters' Securities shall be made in same day funds paid to the order of the Company at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                                       V.

     The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus, as amended or supplemented with respect to the Underwriters' Securities and any Contract Securities, shall have been filed with the Commission pursuant to the Securities Act within the applicable time period prescribed for such filing by the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued, no stop order proceeding with respect to the foregoing shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus (or any document incorporated by reference therein) without the consent of the Manager.

     (b) The Manager shall not have discovered and disclosed to the Company that the Registration Statement or the Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, any Delayed Delivery Contract, the Underwriters' Securities, any Contract Securities, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) At the Closing Date, the Manager shall have received the opinion, addressed to the Underwriters and dated the Closing Date, of Gary P. Van Graafeiland, Esq., Senior Vice President and General Counsel of the Company, in form and substance satisfactory to the Manager, to the effect that:

          (i) the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole;

          (ii) except as set forth in the Prospectus, the Company has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole), to own its properties and to conduct its business as now being conducted, as described in the Prospectus;

          (iii) other than as described or contemplated in the Prospectus (or any amendment or supplement thereto) or in the documents incorporated by reference therein, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries, or any of their property, is subject, which are required to be described in the Prospectus (or any amendment or supplement thereto);

          (iv) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus (or any amendment or supplement thereto) or in the documents incorporated by reference therein that are not described as required;

          (v) neither the Company nor any of its subsidiaries is in violation in any material respect of any applicable law, ordinance, administrative or governmental rule or regulation, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

          (vi) there is no holder of any security of the Company who has the right, as a result of the filing of the Prospectus, to require registration under the Securities Act of any shares of common stock or other securities of the Company;

          (vii) the Company has the corporate power and authority necessary to execute and deliver this Agreement and any Delayed Delivery Contract; this Agreement and any Delayed Delivery Contract have been duly authorized, executed and delivered by the Company, and each such agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by public policy considerations;

          (viii) the Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act");

          (ix) the Underwriters' Securities and any Contract Securities are in the form contemplated by the Indenture and have been duly and validly authorized by all necessary action for issuance and sale, the terms of the Underwriters' Securities and any Contract Securities have been duly established in accordance with the Indenture and this Agreement and any Delayed Delivery Contract in a manner that does not violate any applicable law or agreement or instrument then binding on the Company, and the Underwriters' Securities and any Contract Securities have been duly executed and, when authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement and any Delayed Delivery Contract, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

          (x) neither the issue, offer, sale or delivery of the Underwriters' Securities and any Contract Securities, the execution, delivery or performance of this Agreement, any Delayed Delivery Contract or the Indenture, compliance by the Company with the provisions hereof or thereof, incurrence of the obligations herein or therein contemplated, nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation, by-laws or other charter documents of the Company or any material agreement, indenture, lease or other instrument known to such counsel to which the Company is a party or by which it or any of its property is bound, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities laws), judgment, injunction, order, decree or regulation known to such counsel to be applicable to the Company or any of its properties;

          (xi) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and except as may be required under state securities laws governing the purchase and distribution of the Underwriters' Securities and any Contract Securities) for the valid issuance and sale of the Underwriters' Securities and any Contract Securities as contemplated by this Agreement and any Delayed Delivery Contract;

          (xii) the statements in the Prospectus and in the documents incorporated by reference therein, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, constitute fair summaries of the information required to be shown;

          (xiii) the Registration Statement has been declared effective by the Commission and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

          (xiv) such counsel has no reason to believe that when it became effective the Registration Statement, or any amendment thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (xv) such counsel is not aware of anything that has caused such counsel to believe that the Prospectus, at the date thereof, or any amendment thereto or supplement thereof, or the documents incorporated by reference therein, as of each of their respective dates, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Prospectus or included in the documents incorporated by reference therein);

          (xvi) the Registration Statement, the Prospectus and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) comply as to form in all material respects with the applicable requirements of the Securities Act;

          (xvii) such counsel is not aware of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Exchange Act or the rules and regulations of the Commission thereunder; and

          (xviii) the Company is not and, after giving effect to the issue and sale of the Underwriters' Securities and any Contract Securities, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     The opinions set forth in paragraphs (vii), (viii) and (ix) above may be given subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles, including an implied covenant of good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law).

     The opinion shall be rendered as of the Closing Date and may state that it shall be rendered solely for the benefit of the Underwriters, and may not be relied upon by any other person without such counsel's prior written consent.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New Jersey (the New Jersey Business Corporation Act only), the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (e) The Company shall have furnished to the Manager on the Closing Date a certificate, dated the Closing Date, of its Chairman of the Board, its President or any Vice President and the Controller, Treasurer or the principal financial or accounting officer of the Company stating that:

               (i) the representations, warranties and agreements of the Company in this Agreement are true and correct on and as of the Closing Date; the Company has complied with all its agreements contained herein; and all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to market the Underwriters' Securities and any Contract Securities set forth in this Agreement have been fulfilled; and

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

               (iii) they have examined the Registration Statement and the Prospectus and, to their knowledge, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
          (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, and (D) since the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business, properties, net worth or earnings of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

          (f) The Company shall have furnished to the Manager on the Closing Date a letter of PricewaterhouseCoopers, LLP, addressed jointly to the Company and the Underwriters and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance satisfactory to the Manager, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act.

          (g) The Manager shall have received from Sidley Austin Brown & Wood LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Underwriters' Securities and any Contract Securities, the Registration Statement, the Prospectus and other related matters as the Manager may reasonably require and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (h) There shall not have occurred: (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, which, in the opinion of the Manager, materially impairs the investment quality of the Underwriters' Securities; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters' Securities as contemplated by the Registration Statement and the Prospectus.

          (i) Prior to the Closing Date, the Company shall have furnished to the Manager such further information, certificates, documents and opinions of counsel for the Company relating to the business, operations and affairs of the Company, as the Manager or counsel to the Underwriters may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Underwriters.

                                      VI.

     In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants and agrees as follows:

          (a) To furnish, without charge, to the Manager, one conformed copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and to each other Underwriter, one conformed copy of the Registration Statement without exhibits but including materials, if any, incorporated by reference therein, in each case as originally filed with the Commission, and each amendment or supplement thereto, and, during the period mentioned in paragraph (b) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement' and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or Prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Registration Statement and Prospectus.

          (b) If, during such period after the commencement of the public offering of the Underwriters' Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto (the "Marketing Period"), any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or to supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, so as to correct such statement or omission or effect such compliance.

          (c) To timely file with the Commission prior to the completion of the distribution of the Underwriters' Securities, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (d) Prior to filing with the Commission before the completion of the distribution of the Underwriters' Securities (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to the Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish the Manager a copy thereof.

          (e) To qualify the Underwriters' Securities and any Contract Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Offered Securities for investment under the laws of such jurisdictions as the Manager may designate.

          (f) To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to the Company's security holders as soon as practicable an earnings statement or statements of the Company and its Subsidiaries (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g) So long as any of the Underwriters' Securities are outstanding, to furnish to the Manager, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Underwriters' Securities are listed pursuant to the requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act and the Securities Act.

          (h) Without the prior written consent of the Manager, between the date of the Underwriting Agreement and the Closing Date, not to offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under the Company's revolving credit agreements and lines of credit, and issuances of the Company's commercial paper.

          (i) To advise the Manager immediately during the Marketing Period (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to the Prospectus or to any document incorporated by reference in the Registration Statement or the Prospectus or for any additional information, and the Company will afford the Manager a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference, or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Underwriters' Securities or any Contract Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Offered Securities, or any other debt securities of the Company, or any proposal to downgrade the rating of the Offered Securities or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
     Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

          (j) With respect to the events described in clauses (iii) and (iv) of paragraph (i) above, prior to the completion of the distribution of the Underwriters' Securities and any Contract Securities, to use promptly its best efforts to obtain the withdrawal of such stop order or of any order suspending the qualification of the Underwriters' Securities and any Contract Securities.

          (k) To advise the Manager in writing not later than 3:30 p.m., New York City time, on the second business day prior to the Closing Date of the names of any investors with which the making of Delayed Delivery Contracts has been approved by the Company and the principal amount of any Contract Securities to be covered by each such Delayed Delivery Contract.

          (l) If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a registration statement increasing the size of the offering (a "Rule 462(b) Registration Statement") with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and to, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

                                      VII.

     The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), when such part became effective under the Securities Act (or, with respect to documents incorporated by reference therein, when filed pursuant to the Exchange Act) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (B) the information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for inclusion therein.

                                     VIII.

     This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date there shall have occurred (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, which, in the opinion of the Manager, materially impairs the investment quality of the Underwriters' Securities; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Manager makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters' Securities as contemplated by the Registration Statement and the Prospectus.

                                      IX.

          The Company will pay:

          (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

          (b) the cost of printing, word processing or reproducing this Agreement, the Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities;

          (c) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in
     Article VI hereof, including reasonable fees and disbursements of the Underwriters' counsel in connection with such qualification and in connection with any Blue Sky and Legal Investment Memoranda;

          (d) any fees charged by securities rating services for rating the Offered Securities;

          (e) any filing fees incident to any required review by the Corporate Financing Department of NASD Regulation, Inc. (NASDR) of the terms of the sale of the Offered Securities;

          (f) the cost of preparing the Offered Securities, including any fees and expenses relating to the use of book-entry securities;

          (g) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Offered Securities; and

          (h) all other costs and expenses incident to the performance of its obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Article IX. It is understood, however, that, except as provided in this Article IX and
     Article X, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

                                       X.

          (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Underwriter or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and controlling person for any legal and other expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, including any amounts paid in settlement of any litigation, investigation or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus as amended or supplemented in reliance upon and in conformity with written information furnished to the Company by such

     Underwriter specifically for inclusion therein; provided further, that as to any preliminary prospectus filed with the Commission pursuant to Rule 424(b), this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Offered Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Article VI. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

          (b) Each Underwriter shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended or supplemented, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons. The Company acknowledges that the statements set forth in the last paragraph of the cover page, under the heading "Underwriting" and "Plan of Distribution" in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity.

          (c) Promptly after receipt by an indemnified party under this Article X of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article X, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Article X. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other singularly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party; provided, however, that the Underwriters shall have the right to employ separate counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Article X if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters to be represented by separate counsel, and in that event the reasonable fees and expenses of such counsel shall be paid by the Company. Upon receipt of notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under this Article X for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in connection with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Article, representing the indemnified parties under such paragraph
     (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Article X shall for any reason be unavailable to an indemnified party under paragraphs (a) or
     (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bears to the total commissions received by such Underwriter with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold through such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Offered Securities and not joint.

          (e) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any person controlling such Underwriter or by or on behalf of the Company or any person controlling the Company and shall survive delivery of and payment for any of the Underwriters' Securities.

                                      XI.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement pursuant to which the Offered Securities are being purchased bear to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Securities which any Underwriter has agreed to purchase pursuant to such Underwriting Agreement be increased pursuant to this
Article XI by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

     This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

                                                                      Schedule I


                            DELAYED DELIVERY CONTRACT

                                                                          , 20__



Dear Sirs:

     The undersigned hereby agrees to purchase from Eastman Kodak Company, a New Jersey corporation (the "Company"), and the Company agrees to sell to the undersigned

                                $...............

principal amount of the Company's [title of issue] (the "Securities") offered by
the Company's Prospectus dated               , 20__ and Prospectus Supplement
dated             , 20__ receipt of copies of which are hereby acknowledged, at
a purchase price of            % of the principal amount of such Securities plus
accrued interest from               , 20__ [and accrued amortization, if any,
from           , 20__], to the delivery date or dates thereof and on the further terms and conditions set forth in this contract.

     The undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Company the principal amounts of Securities on the delivery dates set forth below:

                                                                  Plus
                                                                Accrued
      Delivery                    Principal                     Interest
        Date                       Amount                         From:
      --------                    ---------                     --------

--------------------       $  --------------------        --------------------

--------------------       $  --------------------        --------------------

--------------------       $  --------------------        --------------------


     Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".


     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds to a bank account specified by the Company by 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date. The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named it the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                Yours very truly,


                                -----------------------------
                                          Purchaser

                                By
                                  ---------------------------


                                -----------------------------
                                           (Title)

                                -----------------------------
                                          (Address)

Accepted:

EASTMAN KODAK COMPANY

By
   ----------------------------
   Title:

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING


     The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please Print.)

                               Telephone No.
                                (Including
        Name                    Area Code)                 Department
        ----                    ----------                 ----------


----------------------    ---------------------    --------------------------

----------------------    ---------------------    --------------------------

----------------------    ---------------------    --------------------------

----------------------    ---------------------    --------------------------

----------------------    ---------------------    --------------------------

----------------------    ---------------------    --------------------------



                                      -3-